[MULDOON MURPHY & AGUGGIA LLP LETTERHEAD]


                                                                     EXHIBIT 5.0


                                  June 15, 2006


Board of Directors
New England Bancshares, Inc.
855 Enfield Street
Enfield, Connecticut 06082

         Re: Issuance of 473,660 Shares of Common Stock Pursuant to the Amended and Restated New England Bancshares, Inc.
                2003 Stock-Based Incentive Plan

Ladies and Gentlemen:

         We have been requested by New England Bancshares, Inc., a Maryland corporation (the "Company"), to issue our opinion in connection with the registration of 473,660 shares of the Company's common stock, $.01 par value to be issued pursuant to the Amended and Restated New England Bancshares, Inc. 2003 Stock-Based Incentive Plan (the "Plan") as awards of restricted stock or upon the exercise of stock options granted or to be granted under the Plan. The Company intends to register the shares with the Securities and Exchange Commission on a Form S-8 Registration Statement (the "Registration Statement") pursuant to the Securities Act of 1933.

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Enfield Federal Savings and Loan Association.

         Based on the foregoing and limited in all respects to Maryland law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized, and, when issued: (x) upon the exercise of stock options to be granted under the Plan and paid for in accordance with the terms of the Plan, or
(y) as awards of restricted stock granted in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         This opinion is rendered to you solely for your benefit in connection with the issuance of the shares described above. This opinion should not be quoted in whole or in part, otherwise be referred to or be furnished to any government agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

         We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, to the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.

                                     Very truly yours,

                                     /s/ Muldoon Murphy & Aguggia LLP

                                     MULDOON MURPHY & AGUGGIA LLP